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                                                                   Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-44516, 33-46026, 33-62226, 33-88598, 333-
2751, 333-29981, 333-52547 and 333-75065) and Form S-3 (File Nos. 33-62224,
333-2323, 333-19815 and 333-23423) of Emisphere Technologies, Inc., of our report dated September 30, 1999 relating to our audits of the financial statements of Emisphere Technologies, Inc. as of July 31, 1999 and 1998, and for each of the three years in the period ended July 31, 1999, which appears in this Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP
New York, New York
October 12, 1999